UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2017

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-53359	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. Passaic Street, Suite 301

Rochelle Park, NJ 07662

(Address of principal executive offices) (zip code)

(201) 845-7001 x303

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement.

Agreement with Anshu Bhatnagar, Spin-Off and Warrants

On January 2, 2017, we entered into an agreement with Anshu Bhatnagar and Alex Aliksanyan, our Chief Executive Officer (the “Agreement”). Per the terms of the Agreement, Mr. Bhatnagar replaced Mr. Aliksanyan as our Chief Executive Officer effective January 2, 2017 (the “Effective Date”).

Mr. Aliksanyan also resigned as a member of our Board of Directors but will remain with us as President of our newly created real estate division until March 31, 2017, or the completion of a spin-off of the division (the “Spin-Off’). The spin off company will indemnify us from any liability arising from our real estate operations and assume all liabilities that were outstanding or accrued prior to the Effective Date. We will indemnify Mr. Bhatnagar for any liability arising as a result of the Spin-Off or any actions prior to the Effective Date. As of the Effective Date and pursuant to the Agreement, we are beginning preparations for the Spin-Off by separating the accounting and administrative functions of the real estate division which will be managed by Mr. Aliksanyan from the food distribution business which will be managed by Mr. Bhatnagar.

The parties agreed not to make any changes to the Board of Directors prior to the earliest to occur of the Spin-Off and March 31, 2017. Thomas Grbelja, a member of our Board of Directors and our former Chief Financial Officer, will resign as a member of our Board of Directors upon the earliest to occur of the completion of the Spin-Off and March 31, 2017.

Pursuant to the Agreement, Mr. Bhatnagar received warrants on the Effective Date (the “Warrants”). The Warrants grant Mr. Bhatnagar the right to acquire 5% of the outstanding fully diluted common stock of the Company, this right being fully vested and exercisable as of the Effective Date. The Warrants also vest a right to acquire 7,500,000 shares of our common stock, at an exercise price equal to the market price as of December 8, 2016 ($0.006 per share), for each $1,000,000 of revenues that the Company earns during the 2017 calendar year. The right vests upon the filing of a Form 10-Q or Form 10-K that reports the revenues necessary for each right to vest. However, prior to December 31, 2017, the Warrants may only vest up to the number of shares that would bring Mr. Bhatnagar’s beneficial ownership of our common stock up to, but not to exceed fifty (50) percent. On January 1, 2018, the Warrants vest the right to acquire shares that would bring Mr. Bhatnagar’s beneficial ownership of our common stock up to ninety (90) percent of the outstanding shares of our common stock, regardless of our income.

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Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Restricted Stock Grants to Officers and Warrants

On January 2, 2016, we granted shares of restricted stock to Mr. Aliksanyan and Mr. Grbelja pursuant to their separate Restricted Stock Grant Agreements, both dated January 2, 2017, and the terms of their separate Employment Agreements. Mr. Aliksanyan was granted 13,699,350 shares of restricted common stock and Mr. Grbelja was granted 6,109,597 shares of restricted common stock. The shares of restricted common stock issued pursuant to these grants cannot be transferred for six months. These shares were granted for services previously performed in their roles as officers of the Company.

The disclosure in Item 1.01 above, particularly with respect to the Warrants, is incorporated herein by reference.

Conversion of Convertible Notes

On December 31, 2016, the holders of convertible notes payable with an outstanding principal balance of $1,105,000 converted their notes into 69,368,539 shares of our common stock.

Issuance of Series C Preferred Stock

On January 6, 2016, we issued 100,000 shares of Series C Preferred Stock to Mr. Bhatnagar for $100,000. The terms and conditions of our Series C Preferred Stock are disclosed in our Current Report on Form 8-K which was filed on May 8, 2016 and is incorporated herein by reference.

The issuances of the securities disclosed herein were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are accredited and familiar with our operations and there was no solicitation in connection with the issuance.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Alex Aliksanyan

Effective January 2, 2016, Alex Aliksanyan resigned as our Chief Executive Officer and as a member of our Board of Directors. Mr. Aliksanyan’s resignation did not involve any disagreement with us or management relating to our operations, policies, practices or otherwise.

Resignation of Thomas Grbelja

Effective January 2, 2016, Thomas Grbelja resigned as our Chief Financial Officer. Mr. Grbelja will remain a member of our Board of Directors until the earliest to occur of the completion of the Spin-Off and March 31, 2017. Mr. Grbelja’s resignation did not involve any disagreement with us or management relating to our operations, policies, practices or otherwise.

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Resignation of Warren Kettlewell and Keith White

Effective January 2, 2016, Warren Kettlewell and Keith White resigned as members of our Board of Directors. The resignations of Mr. Kettlewell and Mr. White did not involve any disagreement with us or management relating to our operations, policies, practices or otherwise.

Appointment of Anshu Bhatnagar

Effective January 2, 2016, Anshu Bhatnagar, age 43, was appointed as our Chief Executive Officer and a member of the Board of Directors pursuant to the terms of the Agreement. The disclosure under Item 1.01 above is hereby incorporated by reference.

Mr. Bhatnagar is a food distribution veteran and previously was CEO of American Agro group, an international trading and distribution company that specialized in exporting agricultural commodities and food products.

Prior to joining RealBiz, Mr. Bhatnagar was also a Managing Member of Blue Capital Group, a real estate oriented multi-family office focused on acquiring, developing and managing commercial real estate as well as investing in operating businesses. He joined Blue Capital Group in 2008, and this role involved transactions covering millions of square feet of office, residential, and hotel space. He has also owned, operated and sold other successful businesses in technology, construction, and waste management. In conjunction with these activities, Mr. Bhatnagar was involved in executing numerous debt and equity transactions with operating businesses.

In addition to managing operations on multiple continents, Mr. Bhatnagar also has significant experience working closely with local and federal governments on community development projects. His current, primary focus is on transforming RealBiz into an international leader in multiple food categories.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealBiz Media Group, Inc.

Dated: January 6, 2016	By:	/s/ Anshu Bhatnagar
Anshu Bhatnagar
	Its:	Chief Executive Officer

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